UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

                                FORM 8-A

            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                 PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES ACT OF 1934

                             SUNERGY, INC.

                     ---------------------------

        (Exact name of Registrant as specified in its charter)

            NEVADA                              Pending

    -----------------------              ----------------------

    (State of incorporation              (IRS Employer

    or organization)                     Identification Number)

2575 Palmerston Avenue

West Vancouver, British Columbia, Canada         V7V 2W4

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(Address of principal executive offices)        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class             Name of each exchange of which

to be so registered             each class is to be registered

  Not Applicable                       Not Applicable

  --------------                       --------------

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  [   ]

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [ X ]

Securities Act registration statement file number to which this form relates:  333-113023 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common stock, par value $0.001

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Item 1.  Description of Registrant’s Securities to be Registered.

The description of securities contained in the Registrant’s Registration Statement on Form SB-2, as amended, filed with the commission (File 333-113023) is incorporated by reference into this registration statement.

Item 2.  Exhibits

Exhibit

Number            Description

  3.1             Articles of Incorporation*

  3.2             Bylaws*

  5.1             Legal opinion of Warren J. Soloski, with consent to

                  use*

 10.1             Mineral Property Staking and Purchase Agreement dated

                  April 10, 2003*

 10.2             Management agreement dated February 1, 2003*

 10.3             Office services agreement dated February 1, 2003*

 10.4             Trust confirmation*

 23.1             Consent of Amisano Hanson, Chartered Accountants*

 99.1             Location map*

* Incorporated herein by reference to the exhibits of the same number in Registrant’s Registration Statement on Form SB-2, as amended.

                              SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

 DATED:  August 14, 2007

Sunergy, Inc.

By:/s/ Christian Brule

                              ------------------------------

Christian Brule

                              President, Chief Executive Officer

                              and Director

By:/s/ Lorne Lilley

                              ------------------------------

Lorne Lilley

Treasurer, Secretary, principal

                              financial officer, principal accounting

                              officer and Director